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                                                                   EXHIBIT 10.37

                               AMENDMENT NUMBER 1
                                       TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT NUMBER 1 to that certain Employment Agreement, dated November 19, 1996, by and between Per-Se Technologies, Inc., formerly known as Medaphis Corporation, a Delaware corporation (the "Company"), and David E. McDowell (the "Employee") is made and entered into this 21st day of October 1999.

                       STATEMENT OF BACKGROUND INFORMATION

         The Company and the Employee entered into that certain Employment Agreement, dated November 19, 1999 (the "Agreement"), providing, among other things, for the employment of the Employee as Chairman of the Board and Chief Executive Officer of the Company. Employee is currently serving in the capacity of Chairman of the Board of the Company and is providing strategic planning and corporate development services to the Company.

         The Company and the Employee desire to amend the Agreement to extend the term, adjust the Employee's annual salary, reflect a change in Employees duties and make such other changes, deletions or additions as the parties may agree.

         Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                             STATEMENT OF AGREEMENT

         In consideration of the mutual covenants, promises and conditions set forth herein and in the Agreement, the parties agree to amend the Agreement as follows:

         1. The second paragraph under "Statement of Background Information" is deleted in its entirety.

         2. The fourth paragraph under "Statement of Background Information" is amended by deleting the phrase "the Subrogation Business" from the definition of the Business.

         3. Section 2, "Duties of Employee" is deleted in its entirety and the following new Section 2 is substituted in lieu thereof:

                  2. Duties of Employee. Employee agrees to provide to management of the Company and the Board such services, including, but not limited to, strategic planning, corporate development and corporate governance advice, as management of the Company or the Board may reasonably request. Employee shall report to the Board. Employee


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         acknowledges and agrees that the compensation provided for in
         Paragraph 5 of this Agreement shall be for services provided to the Company in his capacity as an employee of the Company without regard to his position as Chairman of the Board and that his position as Chairman of the Board, or a position as a member of the Board if not the Chairman, does not entitle Employee to any additional compensation.

         4. Section 3 "Term" is deleted in its entirety and the following new Section 3 substituted in lieu thereof:

                  3. Term. The term of this Agreement will be for a period of six (6) years commencing on October 21, 1999 and expiring on the sixth anniversary of such date, subject to earlier termination as provided for in Section 4.

         5. Section 4(b) is amended by deleting the phrase "November 19, 2001" and substituting in lieu thereof the phrase "October 21, 2005."

         6. Section 4(e)(4) is amended by deleting the phrase "November 19, 2001" and substituting in lieu thereof the phrase "October 21, 2005."

         7. Section 5 is amended by deleting each of subsection (a) "Signing Incentive," subsection (g) "Relocation Expenses" and subsection (h) "Tax Gross-Up Payment" in its entirely and renumbering the remaining subsections of Section 5 as appropriate.

         8. Renumbered Section 5(a) (formerly 5(b)) is amended by deleting the phrase "Three Hundred Thousand Dollars" and substituting in lieu thereof the phrase "One Hundred Thousand Dollars."

         9. Renumbered Section 5(b) (formerly 5(c)) is amended by deleting the last two sentences in the subsection in their entirety and substituting in lieu thereof the following:

                  In addition to any other rights provided Employee under the Amended and Restated Medaphis Corporation Non-Qualified Stock Option Plan or in the stock option agreements evidencing the awards contemplated by this Section 5, if an Employee Event (as defined herein) shall occur, then Employee shall be deemed to continue as an "employee of the Company" (within the meaning of the Amended and Restated Medaphis Corporation Non-Qualified Stock Option Plan) until October 21, 2005 for the purposes of: (i) continued vesting of the stock option awards set forth in this Section 5(b) and the options so awarded shall not expire or terminate prior to the later of the ninetieth day following said date and the expiration date otherwise applicable under the Amended and Restated Medaphis Corporation Non-Qualified Stock Option Plan; and (ii) determining the exercise period of such options and the options so awarded shall remain


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                  exerciseable until the ninetieth day following said date. For purposes of this Section 5(b), an "Employee Event" shall be deemed to occur upon: (x) Employee's termination of this Agreement pursuant to the provisions of Section 4(b) hereof; or (y) involuntary termination of Employee by the Company for any reason other than as set forth in Section 4(a) hereof.

         10. Section 16 is amended by deleting the notice address specified for the Company and substituting in lieu thereof the following notice address:

                  2840 Mt. Wilkinson Parkway
                  Suite 300
                  Atlanta, Georgia 30339
                  Attn: General Counsel

         Except as specifically amended herein, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment Number 1 to the Agreement as of the day and year first above written.


PER-SE TECHNOLOGIES, INC.                        EMPLOYEE



By:  /s/ ALLEN W. RITCHIE                        /s/ DAVID E. MCDOWELL  [L.S.]
     ---------------------                       ------------------------------
     Allen W. Ritchie                            David E. McDowell
     President and Chief Executive Officer